Exhibit 99.1

NUVERRA ANNOUNCES FIRST-QUARTER 2016 RESULTS

- Successful Completion of First Phase of Debt Restructuring Results in $44M
Reduction in Cash Interest Expense Over Two Years -

- First-Quarter Adjusted EBITDA of $1.6M; Net Free Cash Flow of $2.6M -

SCOTTSDALE, Ariz. (May 9, 2016) - Nuverra Environmental Solutions, Inc. (OTCQB: NESC) (“Nuverra” or the “Company”) today announced financial and operating results for the first quarter ended March 31, 2016.
Summary of Results

•	First-quarter revenue was $47.0 million, a decrease of approximately 31.6%, or $21.7 million, when compared with revenue of $68.6 million in the fourth quarter of 2015.

•
Loss from continuing operations for the first quarter was $27.3 million, or a loss of $0.98 per diluted share, compared with a loss from continuing operations of $34.4 million, or a loss of $1.24 per diluted share in the fourth quarter of 2015.

•	48.0% reduction in total costs and expenses, adjusted for special items, compared with first quarter of 2015, including $5.6 million in lower selling, general and administrative expenses.

•
Adjusted EBITDA from continuing operations for the first quarter was $1.6 million, a decrease of approximately 81.0% compared with adjusted EBITDA from continuing operations of $8.2 million in the fourth quarter of 2015.

•	The Company generated net free cash flow in the first quarter of $2.6 million.

•	Total liquidity as of March 31, 2016 was $13.8 million.

Mark D. Johnsrud, Chairman of the Board and Chief Executive Officer, commented, “We were pleased to continue to generate positive adjusted EBITDA and positive net free cash flow in the first quarter, despite the influence of lower overall customer drilling and completion activities and continued pricing pressures.
“We have strengthened the Company by successfully completing our previously announced bond exchange and closing on a new $24.0 million Term Loan. With the support of our noteholders and lenders, we completed this important first step of our plan in mid-April and reduced total cash interest payments by more than $44.0 million over the next two years. With shareholder support to authorize additional shares of common stock at our upcoming special meeting, we will be a step closer to finalizing our debt restructuring plan as we continue to provide safe, efficient and economical services to our customers.”
The Company closed its private exchange offer (the “Exchange Offer”) on April 15, 2016 by delivering to tendering holders of the Company’s 9.875% 2018 Senior Notes due 2018 (the “2018 Notes”) $327.2 million in aggregate principal amount of new Senior Second-Lien Notes due 2021 (the “2021 Notes”) and $0.9 million in shares of common stock converted at $0.32 to those tendering holders who elected to exchange for common stock. Additionally, the Company closed on a new $24.0 million principal amount first-lien term loan (the “Term Loan”) due 2018 as the first phase of a comprehensive debt restructuring plan.
Mr. Johnsrud concluded, “The current environment requires that we remain focused on operating efficiently, proactively managing costs and expenses, and adapting to changing market conditions. Throughout the first quarter and into the second quarter, we have taken further steps to reduce total costs and expenses, including additional headcount reductions and further decreases to selling, general and administrative expenses.
“We believe these accomplishments in the current market environment speak to the strength of Nuverra as a leading service provider that has demonstrated resilience and long-term strength.”

First-Quarter 2016 Results
First-quarter revenue was $47.0 million, a decrease of $21.7 million, or 31.6%, from $68.6 million in the fourth quarter of 2015. The decrease was attributable to lower overall drilling and completion activities coupled with continued pricing pressures in all divisions. In the first quarter of 2015, the Company reported revenue of $119.1 million.
The Company continued to reduce costs and expenses in the first quarter as a result of decreasing activities and proactive cost-management initiatives. Total costs and expenses, adjusted for special items, were $61.3 million, a 21.9% decrease compared with total costs and expenses, adjusted for special items, of $78.5 million in the fourth quarter of 2015. The Company reported total costs and expenses, adjusted for special items, of $117.9 million in the first quarter of 2015.
On a year-over-year comparison with the first quarter of 2015, reductions in total costs and expenses, adjusted for special items, have included:

▪	Approximately $25.2 million in lower payroll and related expenses, reflecting a 46% year-over-year reduction in headcount;

▪	Approximately $5.9 million in lower fuel expense;

▪	Approximately $5.6 million, or 47.4%, in lower SG&A expenses, including $3.2 million in lower corporate SG&A expenses;

▪	Approximately $1.6 million in lower depreciation and amortization expenses; and,

▪	The balance related to reductions in all other direct operating expenses.

For the first quarter of 2016, the Company reported a net loss from continuing operations of $27.3 million, or a loss of $0.98 per diluted share. Special items in the first quarter totaled approximately $0.9 million and included gains on sale for the disposal of certain transportation-related assets, offset by severance-related charges; stock-based compensation expense; non-routine legal expenses associated with the Company’s debt restructuring; the write off of a portion of unamortized deferred financing costs associated with the amendment to the asset-based credit facility (the “ABL Credit Facility”); and a reduction in the fair value of contingent consideration. Excluding the impact of these special items, first-quarter loss from continuing operations was $26.4 million, or a loss of $0.95 per diluted share. This compares with a loss from continuing operations, adjusted for special items, of $21.8 million, or a loss of $0.79 per diluted share in the fourth quarter of 2015. The Company reported a loss from continuing operations, adjusted for special items, of $11.3 million, or a loss of $0.41 per diluted share in the first quarter of 2015.
Adjusted EBITDA from continuing operations for the first quarter was $1.6 million, a decrease of $6.7 million, or 81.0%, compared with adjusted EBITDA of $8.2 million in the fourth quarter of 2015. The margin decline was due primarily to lower overall levels of customer drilling and completion activities, as well as rate reductions driven by a highly competitive pricing environment. First-quarter adjusted EBITDA margin from continuing operations was 3.3%, compared with an adjusted EBITDA margin of 12.0% in the fourth quarter of 2015. The Company reported adjusted EBITDA from continuing operations of $18.7 million and an adjusted EBITDA margin of 15.7% in the first quarter of 2015.
Cash and Liquidity
Net cash provided by operating activities from continuing operations during the quarter ended March 31, 2016 was $2.6 million, with net cash capital expenditures from continuing operations of $28,000. Free cash flow for the first quarter was $2.6 million, compared with $30.6 million in the first quarter of 2015.
In conjunction with the Company’s previously announced Restructuring Support Agreement (the “RSA”), the Company amended its ABL Credit Facility with new terms that included a reduction in total commitments to $100 million, a new minimum EBITDA financial covenant and daily cash sweeps of collection accounts with the ability to immediately draw on available borrowings under the ABL Credit Facility. Total liquidity as of March 31, 2016, consisting almost entirely of available borrowings under the ABL Credit Facility, was $13.8 million.
As of March 31, 2016, total debt outstanding was $479.5 million, including $400 million of 2018 Notes, $62.3 million outstanding under the Company’s ABL Credit Facility, and $17.2 million in capital leases and notes payable. During the first quarter, a periodic borrowing base redetermination resulted in an additional $18.0 million reduction of availability. The Company made cumulative payments during the first quarter of $52.0 million to reduce total debt outstanding under the ABL Credit Facility. The Company remains current with all payment obligations due on its outstanding debt and is in compliance with all related covenants.

After giving effect to the Company’s bond exchange, total debt outstanding as of April 15, 2016 was $469.1 million, including $327.2 million of 2021 Notes, $40.4 million of 2018 Notes, $60.9 million outstanding under the Credit Facility, $24.0 million under the First-Lien Term Loan, and approximately $16.6 million in capital leases and notes payable.
Division Results Overview

Three months ended March 31, 2016	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$24,905	$12,777	$9,293	$—	$46,975
Operating loss	(4,584)	(3,864)	(2,932)	(3,559)	(14,939)
Operating Margin %	(18.4)%	(30.2)%	(31.6)%	NA	(31.8)%
Adjusted EBITDA	3,711	(191)	588	(2,549)	1,559
Adjusted EBITDA Margin %	14.9%	(1.5)%	6.3%	NA	3.3%

Three months ended March 31, 2015	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$69,410	$27,313	$22,389	$—	$119,112
Operating income (loss)	10,192	(98)	(3,014)	(6,832)	248
Operating Margin %	14.7%	(0.4)%	(13.5)%	NA	0.2%
Adjusted EBITDA	18,354	3,779	2,304	(5,731)	18,706
Adjusted EBITDA Margin %	26.4%	13.8%	10.3%	NA	15.7%

Rocky Mountain Division (Bakken)
Rocky Mountain Division revenue for the first quarter was $24.9 million, a decrease of $12.8 million, or 33.9% compared with revenue of $37.7 million in the fourth quarter of 2015. The decrease was due primarily to lower overall customer drilling and completion activities and the effects of a highly competitive pricing environment. The Company reported Rocky Mountain Division revenue of $69.4 million in the first quarter of 2015.
First-quarter adjusted EBITDA for the Rocky Mountain Division was $3.7 million, with an adjusted EBITDA margin of 14.9%, compared with adjusted EBITDA of $8.5 million and a 22.6% adjusted EBITDA margin in the fourth quarter of 2015. Adjusted EBITDA for the Rocky Mountain Division was $18.4 million with an adjusted EBITDA margin of 26.4% in the first quarter of 2015.
Northeast Division (Marcellus/Utica)
Northeast Division revenue for the first quarter was $12.8 million, a decrease of $4.8 million, or 27.3%, compared with revenue of $17.6 million in the fourth quarter of 2015. The decrease in the Northeast Division was related to further decreases in customer drilling and completion activities, coupled with the effects of a highly competitive pricing environment. The Company reported Northeast Division revenue of $27.3 million in the first quarter of 2015.
First-quarter adjusted EBITDA for the Northeast Division was $(191,000), with an adjusted EBITDA margin of (1.5)%, compared with adjusted EBITDA of $2.5 million and a 14.1% adjusted EBITDA margin in the fourth quarter of 2015. Adjusted EBITDA for the Northeast Division was $3.8 million with an adjusted EBITDA margin of 13.8% in the first quarter of 2015.
Southern Division (Haynesville, Eagle Ford, Permian)
Southern Division revenue for the first quarter was $9.3 million, a decrease of $4.1 million, or 30.4%, compared with revenue of $13.4 million in the fourth quarter of 2015. The decrease in the Southern Division was due primarily to ongoing reductions in customer drilling and completion activities, coupled with the effects of a highly competitive pricing environment. The Company reported Southern Division revenue of $22.4 million in the first quarter of 2015.
First-quarter adjusted EBITDA for the Southern Division was $588,000, with adjusted EBITDA margin of 6.3%, compared with adjusted EBITDA of $1.3 million and a 9.6% adjusted EBITDA margin in the fourth quarter of 2015. Adjusted EBITDA for the Southern Division was $2.3 million with an adjusted EBITDA margin of 10.3% in the first quarter of 2015.

About Nuverra
Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, waste fluids and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (SEC) at http://www.sec.gov.
Forward-Looking Statements

This press release contains "forward-looking" statements, including, without limitation, those that involve risks and uncertainties, including statements regarding any remaining transactions contemplated by the RSA or any benefits expected from the Company’s debt restructuring. These statements relate to future plans, objectives, expectations and intentions and are for illustrative purposes only. These statements may be identified by the use of words such as "believe," "expect," "intend," "plan," "anticipate," "likely," "will," "could," "estimate," "may," "potential," "should," "would," and similar expressions. There can be no assurance that all or any portion of the aforementioned transactions will be consummated on the terms summarized herein or at all. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission and other factors discussed in the Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's views as of the date of the Form 8-K. The Company undertakes no obligation to update any of the forward-looking statements made in the Form 8-K, whether as a result of new information, future events, changes in expectations or otherwise.

Source: Nuverra Environmental Solutions, Inc.
Liz Merritt, VP-Investor Relations & Communications
480-878-7452
ir@nuverra.com

- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenue:
Non-rental revenue	$44,026	$107,010
Rental revenue	2,949	12,102
Total revenue	46,975	119,112
Costs and expenses:
Direct operating expenses	38,617	87,999
General and administrative expenses	7,452	12,700
Depreciation and amortization	15,845	17,482
Other, net	—	683
Total costs and expenses	61,914	118,864
Operating (loss) income	(14,939)	248
Interest expense, net	(12,045)	(12,588)
Other income, net	158	321
Loss on extinguishment of debt	(390)	—
Loss from continuing operations before income taxes	(27,216)	(12,019)
Income tax (expense) benefit	(55)	24
Loss from continuing operations	(27,271)	(11,995)
Income from discontinued operations, net of income taxes	55	921
Net loss attributable to common shareholders	$(27,216)	$(11,074)

Net loss per common share attributable to common shareholders:
Basic and diluted loss from continuing operations	$(0.98)	$(0.44)
Basic and diluted income from discontinued operations	—	0.03
Net loss per basic and diluted common share	$(0.98)	$(0.41)

Weighted average shares outstanding used in computing net loss per basic and diluted common share	27,907	27,412

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2016	2015
Assets		(Note 1)
Cash and cash equivalents	$30	$39,309
Restricted cash	4,450	4,250
Accounts receivable, net	30,857	42,188
Inventories	2,715	2,985
Prepaid expenses and other receivables	4,011	3,377
Other current assets	5,744	2,372
Total current assets	47,807	94,481
Property, plant and equipment, net	391,775	406,188
Equity investments	3,745	3,750
Intangibles, net	16,214	16,867
Other assets	572	1,333
Total assets	$460,113	$522,619
Liabilities and Shareholders' Deficit
Accounts payable	$7,269	$6,907
Accrued liabilities	34,252	29,843
Current portion of contingent consideration	8,500	8,628
Current portion of long-term debt	463,164	499,709
Total current liabilities	513,185	545,087
Deferred income taxes	295	270
Long-term portion of debt	8,015	11,758
Other long-term liabilities	3,735	3,775
Total liabilities	525,230	560,890
Commitments and contingencies
Shareholders' deficit:
Common stock	30	30
Additional paid-in capital	1,370,298	1,369,921
Treasury stock	(19,807)	(19,800)
Accumulated deficit	(1,415,638)	(1,388,422)
Total shareholders' deficit	(65,117)	(38,271)
Total liabilities and shareholders' deficit	$460,113	$522,619

Note 1: The condensed consolidated balance sheet at December 31, 2015 has been derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(27,216)	$(11,074)
Adjustments to reconcile net loss to net cash provided by operating activities:
Income from discontinued operations, net of income taxes	—	(921)
Gain on the sale of TFI	(55)	—
Depreciation and amortization of intangible assets	15,845	17,482
Amortization of deferred financing costs and debt discounts, net	1,157	1,247
Stock-based compensation	368	789
Gain on disposal of property, plant and equipment	(1,057)	(654)
Bad debt expense	217	732
Loss on extinguishment of debt	390	—
Deferred income taxes	25	1
Other, net	(88)	(418)
Changes in operating assets and liabilities:
Accounts receivable	11,114	21,688
Prepaid expenses and other receivables	(634)	(1,273)
Accounts payable and accrued liabilities	4,924	6,949
Other assets and liabilities, net	(2,425)	202
Net cash provided by operating activities from continuing operations	2,565	34,750
Net cash provided by operating activities from discontinued operations	—	867
Net cash provided by operating activities	2,565	35,617
Cash flows from investing activities:
Proceeds from the sale of property, plant and equipment	1,449	1,968
Purchases of property, plant and equipment	(1,421)	(6,163)
Increase in restricted cash	(200)	—
Net cash used in investing activities from continuing operations	(172)	(4,195)
Net cash used in investing activities from discontinued operations	—	(161)
Net cash used in investing activities	(172)	(4,356)
Cash flows from financing activities:
Proceeds from revolving credit facility	12,409	—
Payments on revolving credit facility	(51,968)	(7,000)
Payments for deferred financing costs	(426)	—
Payments on vehicle financing and other financing activities	(1,687)	(1,436)
Net cash used in financing activities from continuing operations	(41,672)	(8,436)
Net cash provided by financing activities from discontinued operations	—	38
Net cash used in financing activities	(41,672)	(8,398)
Net (decrease) increase in cash and cash equivalents	(39,279)	22,863
Cash and cash equivalents - beginning of period	39,309	15,416
Cash and cash equivalents - end of period	30	38,279
Less: cash and cash equivalents of discontinued operations - end of period	—	2,793
Cash and cash equivalents of continuing operations - end of period	$30	$35,486

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company's liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Loss from Continuing Operations to EBITDA, Adjusted EBITDA from Continuing Operations and Total Adjusted EBITDA:

	Three Months Ended March 31,
	2016	2015
Loss from continuing operations	$(27,271)	$(11,995)
Depreciation and amortization	15,845	17,482
Interest expense, net	12,045	12,588
Income tax expense (benefit)	55	(24)
EBITDA	674	18,051
Adjustments:
Transaction-related costs, including earnout adjustments, net	(119)	(309)
Stock-based compensation	368	789
Legal and environmental costs, net	1,475	7
Restructuring, exit and other costs	(172)	822
Loss on extinguishment of debt	390	—
Gain on disposal of assets	(1,057)	(654)
Adjusted EBITDA from continuing operations	1,559	18,706
Adjusted EBITDA from discontinued operations	—	1,190
Total Adjusted EBITDA	$1,559	$19,896

Reconciliation of Income from Discontinued Operations to EBITDA from Discontinued Operations and Adjusted EBITDA from Discontinued Operations:

	Three Months Ended March 31,
	2016	2015
Income from discontinued operations	$55	$921
Income tax expense	—	265
EBITDA from discontinued operations	55	1,186
Adjustments:
Transaction-related costs	—	4
Gain on sale of TFI	(55)	—
Adjusted EBITDA from discontinued operations	$—	$1,190

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended March 31, 2016	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$24,905	$12,777	$9,293	$—	$46,975
Direct operating expenses	19,558	11,568	7,491	—	38,617
General and administrative expenses	1,852	1,190	920	3,490	7,452
Depreciation and amortization	8,079	3,883	3,814	69	15,845
Operating loss	(4,584)	(3,864)	(2,932)	(3,559)	(14,939)
Operating margin %	(18.4)%	(30.2)%	(31.6)%	NA	(31.8)%
Loss from continuing operations before income taxes	(4,652)	(3,931)	(2,926)	(15,707)	(27,216)

Loss from continuing operations	(4,652)	(3,931)	(2,926)	(15,762)	(27,271)
Depreciation and amortization	8,079	3,883	3,814	69	15,845
Interest expense, net	98	141	48	11,758	12,045
Income tax expense	—	—	—	55	55
EBITDA	$3,525	$93	$936	$(3,880)	$674

Adjustments, net	186	(284)	(348)	1,331	885
Adjusted EBITDA from continuing operations	$3,711	$(191)	$588	$(2,549)	$1,559
Adjusted EBITDA margin %	14.9%	(1.5)%	6.3%	NA	3.3%

Three months ended March 31, 2015	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$69,410	$27,313	$22,389	$—	$119,112
Direct operating expenses	48,425	21,496	18,078	—	87,999
General and administrative expenses	2,056	1,904	2,078	6,662	12,700
Depreciation and amortization	8,737	3,927	4,648	170	17,482
Operating income (loss)	10,192	(98)	(3,014)	(6,832)	248
Operating margin %	14.7%	(0.4)%	(13.5)%	NA	0.2%
Income (loss) from continuing operations before income taxes	10,097	13	(2,935)	(19,194)	(12,019)

Income (loss) from continuing operations	10,097	13	(2,935)	(19,170)	(11,995)
Depreciation and amortization	8,737	3,927	4,648	170	17,482
Interest expense, net	109	64	53	12,362	12,588
Income tax benefit	—	—	—	(24)	(24)
EBITDA	$18,943	$4,004	$1,766	$(6,662)	$18,051

Adjustments, net	(589)	(225)	538	931	655
Adjusted EBITDA from continuing operations	$18,354	$3,779	$2,304	$(5,731)	$18,706
Adjusted EBITDA margin %	26.4%	13.8%	10.3%	NA	15.7%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Three months ended March 31, 2016
	As Reported	Special Items		As Adjusted
Revenue	$46,975	$—		$46,975
Direct operating expenses	38,617	638	[A]	39,255
General and administrative expenses	7,452	(1,261)	[B]	6,191
Total costs and expenses	61,914	(623)	[C]	61,291
Operating loss	(14,939)	623	[C]	(14,316)
Loss from continuing operations	(27,271)	887	[D]	(26,384)

Basic and diluted loss from continuing operations	$(0.98)			$(0.95)

Loss from continuing operations	$(27,271)			$(26,384)
Depreciation and amortization	15,845			15,845
Interest expense, net	12,045			12,045
Income tax expense	55			53
EBITDA and Adjusted EBITDA from continuing operations	$674			$1,559

Description of 2016 Special Items:
[A]	Special items primarily includes gain on sale for the disposal of certain transportation related assets, offset by severance and environmental clean-up charges.
[B]	Primarily attributable to stock-based compensation and non-routine litigation expenses associated with the Company's debt restructuring.
[C]	Primarily includes the aforementioned adjustments.
[D]
Primarily includes the aforementioned adjustments along with a charge of $0.4 million in connection with a write-off of a portion of the unamortized deferred financing costs associated with our amended ABL Credit Facility; and a reduction in the fair value of contingent consideration of $0.1 million in the three months ended March 31, 2016. Additionally, our effective tax rate for the three months ended March 31, 2016 was near zero percent and has been applied to the special items accordingly.

UVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Three months ended March 31, 2015
	As Reported	Special Items		As Adjusted
Revenue	$119,112	$—		$119,112
Direct operating expenses	87,999	654	[E]	88,653
General and administrative expenses	12,700	(935)	[F]	11,765
Total costs and expenses	118,864	(964)	[G]	117,900
Operating income	248	964	[G]	1,212
Loss from continuing operations	(11,995)	654	[H]	(11,341)

Basic and diluted loss from continuing operations	$(0.44)			$(0.41)

Loss from continuing operations	$(11,995)			$(11,341)
Depreciation and amortization	17,482			17,482
Interest expense, net	12,588			12,588
Income tax benefit	(24)			(23)
EBITDA and Adjusted EBITDA from continuing operations	$18,051			$18,706

Description of 2015 Special Items:
[E]	Special items includes a gain on sale for the disposal of certain transportation related assets.
[F]	Primarily attributable to stock-based compensation and certain refinancing costs associated with our ABL Credit Facility.
[G]	Primarily includes the aforementioned adjustments, and a charge of approximately $0.7 million associated with Company's exit from certain shale basins.
[H]
Primarily includes the aforementioned adjustments, including a reduction in the fair value of contingent consideration of $0.3 million. Additionally, our effective tax rate for the three months ended March 31, 2015 was near zero percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Free Cash Flow from Continuing Operations

	Three months ended March 31,
	2016	2015
Net cash provided by operating activities from continuing operations	$2,565	$34,750
Less: net cash capital expenditures, [1]	28	(4,195)
Free Cash Flow	$2,593	$30,555

[1]	Purchases of property, plant and equipment, net of proceeds received from sales of property, plant and equipment